Joint Filer Information

Name: EPCO, Inc.

Address:  2707 North Loop West, Houston, TX 77008

Designated Filer: Dan L. Duncan

Issuer & Ticker Symbol: Enterprise Products Partners L.P. (EPD)

Date of Event Requiring Statement: 1/2/03

Signature:  /s/ John E. Smith, Assistant Secretary, on behalf of EPCO, Inc.

Name: Duncan Family Interests, Inc.

Address: Brandywine Plaza, Suite 200, 103 Foulk Road, Wilmington, DE 19803

Designated Filer: Dan L. Duncan

Issuer & Ticker Symbol: Enterprise Products Partners L.P. (EPD)

Date of Event Requiring Statement: 1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact, on behalf of Duncan Family Interests, Inc.

Name: DFI Delaware General, LLC

Address:  Brandywine Plaza, Suite 200, 103 Foulk Road, Wilmington, DE 19803

Designated Filer: Dan L. Duncan

Issuer & Ticker Symbol: Enterprise Products Partners L.P. (EPD)

Date of Event Requiring Statement: 1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact on behalf of Duncan Family Interests, Inc., as sole member of DFI Delaware General, LLC.

Name: DFI Delaware Holdings L.P.

Address:  Brandywine Plaza, Suite 200, 103 Foulk Road, Wilmington, DE 19803

Designated Filer: Dan L. Duncan

Issuer & Ticker Symbol: Enterprise Products Partners L.P. (EPD)

Date of Event Requiring Statement: 1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact, on behalf of DFI Delaware General, LLC, as sole general partner of DFI Delaware Holdings L.P.

Copies of the powers of attorney under which this statement was executed are on file with the Commission.

Issuer Name and Trading Symbol: Enterprise Products Partners L.P. [EPD]